Exhibit 10.21

NOTE AND LOAN EXTENSION AND MODIFICATION AGREEMENT

THIS NOTE AND LOAN EXTENSION AND MODIFICATION AGREEMENT, ("Modification Agreement") is made on July 7, 2025, by and between ELAUWIT CONNECTION, INC., a Delaware corporation, having an address at 1520 Locust Street, Philadelphia, Pennsylvania 19102 ("Borrower"), and ENDURANCE FINANCIAL, LLC, a Wyoming limited liability company, having an address at 1621 Central Avenue, Cheyenne, Wyoming 82001 ("Lender").

WITNESSETH:

WHEREAS, on March 25, 2025, Borrower and Lender entered into a Business Laon Agreement and Commercial Promissory Note evidencing a business loan in the principal amount of Five Hundred Thousand and 00/100 ($500,000.00) Dollars (the "Note" and/or "Loan"); and

WHEREAS, the Borrower has requested that the Lender modify the Note and Loan to which the Lender has agreed subject to the terms and conditions as hereinafter provided.

NOW, THEREFORE, for and in consideration of the promises (which are deemed herein contained) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower agree as follows:

1.            ACKNOWLEDGMENT OF NO-DEFAULT.

The Lender and acknowledges that there exists no Event of Default on the part of Borrower under the Note.

2.            MODIFICATION OF NOTE AND LOAN.

The Note and Loan are hereby amended and modified as follows:

Term and Maturity Date. The term of the Note and Loan is hereby extended for a term of ninety (90) days until September 25, 2025 (the "Maturity Date") when of all remaining principal and accrued interest and all other sums owing under the Note and Loan shall be due and payable in full.

3.            CONTINUED VALIDITY OF ORIGINAL LOAN DOCUMENTATION.

Except as otherwise provided herein, the Business Loan Agreement, Commercial Promissory Note and all other documents executed in connection with the Loan (the "Loan Documents") shall continue in full force and effect, in accordance with their respective terms, and the parties hereto hereby expressly ratify, confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to the Loan Documents, as modified by this Modification Agreement.

4.            MODIFICATION AGREEMENT CONTROLS.

In the event of a conflict between the terms and conditions of this Modification Agreement and the terms and conditions of the Note and/or Business Loan Agreement, the terms and conditions of this Modification Agreement shall control.

IN WITNESS WHEREOF, the parties have executed this Modification Agreement as of the date first above written.

BORROWER:

ELAUWIT CONNECTION, LLC

By:	/s/ Barry Rubens
Barry Rubens, Chief Executive Officer

LENDER:

ENDURANCE FINANCIAL, LLC

By:	/s/ Glenn Joesphs
Glenn Josephs, Authorized Member